UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 7, 2008

Republic First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-17007 (Commission File Number)	23-2486815 (I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA  19102
(Address of principal executive offices) (Zip code)

(215)-735-4422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

  Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 7, 2008, Paul Frenkiel resigned his position as Executive Vice President and Chief Financial Officer of Republic First Bancorp, Inc., referred to as the “Company,” and its subsidiary, Republic First Bank, referred to as the “Bank,”  a position in which he served as the principal financial officer and principal accounting officer of the Company.

(c)

On November 7, 2008, the boards of directors of the Company and the Bank appointed Edward J. Ryan to serve as the acting Chief Financial Officer of the Company and the Bank effective immediately.  As such, Mr. Ryan will be the principal financial officer and principal accounting officer of the Company.  Mr. Ryan, age 52, has served as the Controller of the Company and the Bank since October 2005.  From 1999 to October 2005, Mr. Ryan served as the Accounting Manager for American Business Financial Services Inc., a financial services organization which is unaffiliated with the Company, where he had managerial responsibilities and reported directly to senior management and the board of directors.  Mr. Ryan currently receives an annual base salary of $92,700 and is eligible to participate in the benefit plans available to the Company’s officers generally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.
Date: November 10, 2008	By: /s/ Edward Ryan Acting Chief Financial Officer